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EXHIBIT 99.1

FLEX REPORTS THIRD QUARTER FISCAL 2025 RESULTS
Austin, Texas, January 29, 2025 – Flex (NASDAQ: FLEX) today announced results for its third quarter ended December 31, 2024.
Third Quarter Fiscal Year 2025 Highlights:
•Net Sales: $6.6 billion
•GAAP Operating Income: $334 million
•Adjusted Operating Income: $399 million
•GAAP Net Income attributable to Flex Ltd: $263 million
•Adjusted Net Income attributable to Flex Ltd: $304 million
•GAAP Earnings Per Share: $0.67
•Adjusted Earnings Per Share: $0.77

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.
"We achieved a very strong Q3, delivering another quarter of record adjusted operating margin and EPS," said Revathi Advaithi, CEO of Flex. “Our consistent margin expansion is coming from improving mix and efficiency in every business unit across Flex."

Fourth Quarter Fiscal 2025 Guidance
•Revenue: $6.0 billion to $6.4 billion
•GAAP Operating Income: $286 million to $326 million
•Adjusted Operating Income: $360 million to $400 million
•GAAP EPS: $0.48 to $0.56
•Adjusted EPS: $0.65 to $0.73 which excludes $0.08 for stock-based compensation expense, $0.05 for restructuring charges and $0.04 for intangible amortization.

Fiscal Year 2025 Guidance Updated - Total Flex
•Revenue: $25.4 billion to $25.8 billion
•GAAP EPS: $2.02 to $2.10
•Adjusted EPS: $2.57 to $2.65 which excludes $0.28 for stock-based compensation expense, $0.15 for intangible amortization and $0.12 for restructuring charges and others.

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Webcast and Conference Call
The Flex management team will host a conference call today at 7:30 AM (CT) / 8:30 AM (ET), to review third quarter fiscal 2025 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.
About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.
Contacts
Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Yvette Lorenz
Director, Corporate PR and Executive Communications
(415) 225-7315
Yvette.Lorenz@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; the effects that the current and future macroeconomic environment, including inflation, slower growth or recession, and currency exchange rate fluctuations, could have on our business and demand for our products; supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand; the impact of fluctuations in the pricing or availability of raw materials and components, labor and energy, and logistical constraints; risks related to the spin-off of Nextracker, and the transactions related thereto, including the qualification of these transactions for their intended tax treatment; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits, including the Crown Technical Systems and JetCool acquisitions; other events that could adversely impact the anticipated benefits of the acquisitions, including industry or economic conditions outside of our control; geopolitical risks, including impacts from the termination and renegotiation of international trade agreements and trade policies, the ongoing conflicts between Russia and Ukraine and in the Middle East, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; hiring and retaining key personnel; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to trade policy and tariffs and climate change; the possibility that benefits of the Company's restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory, and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and disrupt our operations; physical and operational risks from natural disasters, severe weather events, or climate change; our ability to meet environmental, social and governance expectations or standards or achieve sustainability goals; we may be exposed to product liability and product warranty liability; that recent changes or future changes in tax laws in certain

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jurisdictions where we operate could materially impact our tax expense; and the impact and effects on our business, results of operations and financial condition of a public health issue, including a pandemic, or catastrophic event.

Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	December 31, 2024	December 31, 2023
GAAP:
Net sales	$6,556	$6,421
Cost of sales	5,952	5,927
Restructuring charges	10	61
Gross profit	594	433
Selling, general and administrative expenses	241	205
Restructuring charges	2	13
Intangible amortization	17	17
Operating income	334	198
Interest expense	57	50
Interest income	16	13
Other charges (income), net	5	9
Income from continuing operations before income taxes	288	152
Provision for (benefit from) income taxes	25	23
Net income from continuing operations	263	129
Net income from discontinued operations, net of tax	—	104
Net income	263	233
Net income attributable to noncontrolling interest	—	36
Net income attributable to Flex Ltd.	263	197

GAAP EPS
Diluted earnings per share from continuing operations	$0.67	$0.30
Diluted earnings per share from discontinued operations	—	0.15
Diluted earnings per share attributable to the shareholders of Flex Ltd.	$0.67	$0.45
Diluted shares used in computing per share amounts	394	436

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Nine-Month Periods Ended
	December 31, 2024	December 31, 2023
GAAP:
Net sales	$19,415	$20,246
Cost of sales	17,777	18,737
Restructuring charges	42	81
Gross profit	1,596	1,428
Selling, general and administrative expenses	670	661
Restructuring charges	13	19
Intangible amortization	49	54
Operating income	864	694
Interest expense	166	155
Interest income	48	44
Other charges (income), net	2	34
Income from continuing operations before income taxes	744	549
Provision for (benefit from) income taxes	128	72
Net income from continuing operations	616	477
Net income from discontinued operations, net of tax	—	373
Net income	616	850
Net income attributable to noncontrolling interest	—	239
Net income attributable to Flex Ltd.	616	611

GAAP EPS
Diluted earnings per share from continuing operations	$1.54	$1.07
Diluted earnings per share from discontinued operations	—	0.30
Diluted earnings per share attributable to the shareholders of Flex Ltd.	$1.54	$1.37
Diluted shares used in computing per share amounts	401	446

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts)

	Three-Month Periods Ended
	December 31, 2024	December 31, 2023

GAAP operating income	$334	$198
Intangible amortization	17	17
Stock-based compensation expense	33	26
Restructuring charges	12	73
Customer related asset impairment (recoveries)	(2)	—
Legal and other	5	$—
Non-GAAP operating income	$399	$314

GAAP provision for income taxes	$25	$23
Intangible amortization benefit	3	3
Other tax related adjustments	27	10
Non-GAAP provision for income taxes	$55	$36

GAAP net income from continuing operations	$263	$129
Intangible amortization	17	17
Stock-based compensation expense	33	26
Restructuring charges	12	73
Customer related asset impairment (recoveries)	(2)	—
Legal and other	5	—
Interest and other, net	6	2
Adjustments for taxes	(30)	(13)
Non-GAAP net income from continuing operations	$304	$234

Diluted earnings per share from continuing operations:
GAAP	$0.67	$0.30
Non-GAAP	$0.77	$0.54

See the accompanying notes on Schedule V attached to this press release.

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts)

	Nine-Month Periods Ended
	December 31, 2024	December 31, 2023

GAAP operating income	$864	$694
Intangible amortization	49	54
Stock-based compensation expense	93	86
Restructuring charges	54	97
Customer related asset impairment (recoveries)	(2)	—
Legal and other	5	3
Non-GAAP operating income	$1,063	$934

GAAP provision for income taxes	$128	$72
Intangible amortization benefit	10	9
Other tax related adjustments	40	16
Non-GAAP provision for income taxes	$178	$97

GAAP net income from continuing operations	$616	$477
Intangible amortization	49	54
Stock-based compensation expense	93	86
Restructuring charges	54	97
Customer related asset impairment (recoveries)	(2)	—
Legal and other	5	3
Interest and other, net	5	11
Adjustments for taxes	(50)	(25)
Non-GAAP net income from continuing operations	$770	$703

Diluted earnings per share from continuing operations:
GAAP	$1.54	$1.07
Non-GAAP	$1.92	$1.58

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of December 31, 2024	As of March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,313	$2,474
Accounts receivable, net of allowance	3,382	3,033
Contract assets	633	249
Inventories	5,270	6,205
Other current assets	1,158	1,031
Total current assets	12,756	12,992

Property and equipment, net	2,241	2,269
Operating lease right-of-use assets, net	578	601
Goodwill	1,332	1,135
Other intangible assets, net	343	245
Other non-current assets	1,022	1,015
Total assets	$18,272	$18,257

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$532	$—
Accounts payable	5,033	4,468
Accrued payroll and benefits	511	488
Deferred revenue and customer working capital advances	1,942	2,615
Other current liabilities	1,019	968
Total current liabilities	9,037	8,539

Long-term debt, net of current portion	3,147	3,261
Operating lease liabilities, non-current	475	490
Other non-current liabilities	621	642
Total liabilities	13,280	12,932
Total Flex Ltd. shareholders’ equity	4,992	5,325
Total liabilities and shareholders' equity	$18,272	$18,257

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine-Month Periods Ended
	December 31, 2024	December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$616	$850
Depreciation, amortization and other impairment charges	401	390
Changes in working capital and other, net	55	(593)
Net cash provided by operating activities	1,072	647

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(326)	(449)
Proceeds from the disposition of property and equipment	11	21
Acquisition of businesses, net of cash acquired	(347)	—
Other investing activities, net	21	14
Net cash used in investing activities	(641)	(414)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	499	2
Payments of bank borrowings, long-term debt and other financing liabilities	(58)	(398)
Payments for repurchases of ordinary shares	(958)	(781)
Proceeds from issuances of Nextracker shares	—	552
Payment for purchase of Nextracker LLC units from TPG	—	(57)
Other, net	(7)	(86)
Net cash used in financing activities	(524)	(768)

Effect of exchange rates on cash and cash equivalents	(48)	5
Net change in cash and cash equivalents and restricted cash equivalents	(141)	(530)
Cash, cash equivalents, and restricted cash equivalents, beginning of period	2,474	3,294
Cash, cash equivalents, and restricted cash equivalents, end of period	$2,333	$2,764

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I and II

(1) To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share units granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the

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assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

During the three and nine-month periods ended December 31, 2024, the Company recognized approximately $12 million and $54 million of restructuring charges, respectively, most of which related to employee severance. During the three and nine-month periods ended December 31, 2023, the Company recognized $73 and $97 million of restructuring charges, respectively, most of which related to employee severance.

Customer related asset impairments (recoveries) may consist of non-cash impairments of property and equipment to estimated fair value for customers from whom we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. In subsequent periods, the Company may recover a portion of the costs previously incurred related to assets impaired or reduced to net realizable value. During the three and nine-month periods ended December 31, 2024, the Company recognized approximately $2 million of customer related asset recoveries. These costs are excluded by the Company's management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and asset impairment. During the first three quarters of fiscal year 2025 and 2024, the Company accrued for a $5 million asset impairment and $3 million in loss contingencies where losses were considered probable and estimable, respectively. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

Adjustments for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During the three and nine month periods ended December 31, 2024, the Company recognized a $30 million and $50 million net tax benefit respectively. For the period ended December 31, 2024, the Company recognized approximately $26 million of interest recoverable on prior periods taxes paid by one of our Brazilian subsidiaries. The right to receive the interest became unconditional during this period. During the three and nine month periods ended December 31, 2023, the Company recognized a $13 million and $25 million net tax benefit, respectively, related to the tax effects of various adjustments that are incorporated into non-GAAP measures.